Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Kona Grill, Inc. of our report dated March 6, 2009, with respect to the consolidated financial statements of Kona Grill, Inc., included in the 2008 Annual Report to Stockholders of Kona Grill, Inc.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-3 No. 333-147362) of Kona Grill, Inc., pertaining to the resale of securities held by certain stockholders,
(2)	Registration Statement (Form S-8 No. 333-127593) pertaining to the Kona Grill, Inc. 2005 Employee Stock Purchase Plan,
(3)	Registration Statement (Form S-8 No. 333-127594) pertaining to the Kona Grill, Inc. 2005 Stock Award Plan, and
(4)	Registration Statement (Form S-8 No. 333-127596) pertaining to the Kona Grill, Inc. 2002 Stock Plan;
of our report dated March 6, 2009, with respect to the consolidated financial statements of Kona Grill, Inc. included in this Annual Report (Form 10-K) of Kona Grill, Inc. for the year ended December 31, 2008.
/s/ Ernst & Young LLP
Phoenix, Arizona
March 13, 2009